UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Popular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POPULAR, INC.
P.O. Box 362708
San Juan, Puerto Rico 00936-2708

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, April 27, 2005

To the Stockholders of Popular, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Popular, Inc. (the “Meeting”) for the year 2005 will be held at 9:00 a.m. local time on Wednesday, April 27, 2005, on the third floor of the Centro Europa Building, in San Juan, Puerto Rico, to consider and act upon the following matters:

(1) To elect three directors assigned to “Class 3” of the Board of Directors of Popular, Inc. (the “Corporation”) for a three-year term;

(2) To ratify the selection of the Corporation’s independent registered public accounting firm for 2005; and

(3) To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

     Stockholders of record at the close of business on March 8, 2005, are entitled to notice of and to vote at the Meeting.

     You are cordially invited to attend the Meeting. Whether you plan to attend or not, please sign and return the enclosed proxy card so that the Corporation may be assured of the presence of a quorum at the Meeting. A postage-paid envelope is enclosed for your convenience. Remember that you can vote by telephone or by Internet. For further details please refer to the enclosed proxy card.

     San Juan, Puerto Rico, March 16, 2005.

By Order of the Board of Directors,

SAMUEL T. CÉSPEDES
Secretary

CONTENTS

About the Meeting	3

Principal Stockholders	4

Shares Beneficially Owned by Directors and Executive Officers of the Corporation	5

Section 16(a) Beneficial Ownership Reporting Compliance	7

Board of Directors and Committees	7

Proposal 1: Election of Directors for a three-year term	7

Nominees for Election as Class 3 Directors	8

Class 2 Directors	9

Class 1 Directors	10

Board of Directors Independence	11

Stockholders Communication with the Board of Directors	11

Standing Committees	11

Compensation Committee	11

Corporate Governance and Nominating Committee and other Corporate Governance Matters	12

Audit Committee Report	13

Audit Committee Financial Experts	14

Compensation of Directors	14

Executive Officers	15

Family Relationships	18

Other Relationships, Transactions and Events	18

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	19

Disclosure of Auditor’s Fees	20

Executive Compensation Program — Report of the Compensation Committee on Executive Compensation	20

Compensation Committee Interlocks and Insider Participation	21

Executive Compensation	22

Summary Compensation Table	22

2001 Option Plan	23

2004 Omnibus Plan	24

Profit Sharing Plan of Banco Popular de Puerto Rico	24

Benefit Restoration Plan of Banco Popular de Puerto Rico	24

Retirement Plan of Banco Popular de Puerto Rico	25

Savings and Stock Plan of Banco Popular de Puerto Rico	26

Retirement Plan of Banco Popular North America	26

Stock Plan of Banco Popular North America	27

Change of Control Management Arrangements	27

Popular, Inc. Performance Graph	28

Proposals of Security Holders to be Presented at the 2006 Annual Meeting of Stockholders	29

Annex A	30

ABOUT THE MEETING

Who is soliciting my vote?

The Board of Directors of the Corporation (the “Board”) is soliciting your vote at the Meeting.

What will I be voting on?

The Corporation’s stockholders will be voting on:

•	Election of directors (see page 7).

•	Ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2005 (see page 19).

How many votes do I have?

You will have one vote for every share of the Corporation’s shares of common stock, par value $6 (“Common Stock”) you owned as of the close of business on March 8, 2005, the record date for the annual meeting (the “Record Date”).

How many votes can all stockholders cast?

One vote for each of Popular, Inc.’s 266,844,116 shares of Common Stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 9:00 a.m. local time on the day of the Meeting will be voted.

How many votes must be present to hold the Meeting?

A majority of the votes that can be cast. Votes cast by proxy or in person at the Meeting will be counted by ADP Financial Information Services, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

How do I vote?

You can vote either in person at the Meeting or by proxy without attending the Meeting.

To vote by proxy, you must either

•	Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage–paid envelope,

•	Vote by telephone (instructions are on the Proxy Card, as authorized by the General Corporation’s Law of Puerto Rico and the Bylaws of the Corporation), or

•	Vote by Internet (instructions are on the proxy card, as authorized by the General Corporation’s Law of Puerto Rico and the Bylaws of the Corporation).

If you want to vote in person at the Meeting, and you hold your Common Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the Meeting.

In addition to solicitation by mail, management may participate in the solicitation of proxies by telephone, personal interviews or otherwise. The Board has engaged the firm of Georgeson & Company, Inc. to aid in the solicitation of proxies. The cost of solicitation will be borne by the Corporation and is estimated at $7,000.

To avoid delays in ballot taking and counting, and in order to assure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one recordholder, all recordholders should sign.

Can I change my vote?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to the President or Secretary of Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What vote is required and how are abstentions and broker non-votes treated?

For purposes of determining a quorum, abstentions and broker non-votes will be counted as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated in the proxy card that it does not have discretionary authority to vote on a particular matter. As to the election of directors, the proxy card being provided by the Board enables stockholders to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. The election of directors and the ratification of the independent registered public accounting firm will be acted upon a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation, or the ratification of independent auditors.

Could other matters be decided at the Meeting?

The Board does not intend to present any business at the Meeting other than that described in the notice of meeting.

The Board at this time knows of no other matters, which may come before the Meeting. However, if any new matter requiring the vote of the stockholders is properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxyholders, under the discretionary power granted by stockholders to their proxies in connection with general matters.

What happens if the Meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned Meeting. You will still be able to change or revoke your proxy until it is voted.

What should I receive?

The Proxy Statement, the Corporation’s Annual Report, the Notice of Annual Meeting of Stockholders and the proxy card were sent to stockholders on or about March 16, 2005. The Corporation’s Annual Report includes the audited financial statements for the year ended December 31, 2004, duly certified by PricewaterhouseCooppers LLP as independent public auditors.

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PRINCIPAL STOCKHOLDERS

     Following is the information, with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Corporation to beneficially own more than five percent (5%) of the Corporation’s Common Stock.

	Amount and nature	Percent
	of beneficial	of
Name and address of beneficial owner	ownership(1)	Class (2)
State Farm Mutual Automobile Insurance
Company - One State Farm Plaza, Bloomington,
IL61701	17,647,648(3)	6.6135

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	Based on 266,842,030 shares of Common Stock outstanding as of February 28, 2005.

(3)	On January 13, 2005, State Farm Mutual Automobile Insurance Company (“State Farm”) and affiliated entities filed an amended joint statement on Schedule 13G with the Securities and Exchange Commission (the “SEC”) reflecting their holdings as of December 31, 2004. According to said statement, State Farm and its affiliates might be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. State Farm and its affiliates could also be deemed to be the beneficial owners of 17,647,648 shares of the Corporation. However, State Farm and each such affiliate disclaim beneficial ownership as to all shares as to which each such person has no right to receive the proceeds of sale of the shares, and also disclaim that they constitute a “group”.

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SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

     Effective January 1, 2005 the Corporation adopted an Executive Stock Ownership Requirements Policy which provides that, within three years, the Chief Executive Officer (“CEO”) and Chairman of the Board is required to attain an investment position in the Corporation’s stock equal to five times his annual salary. It also provides that within three years the rest of the executive officers employed by the Corporation and who are listed in the Summary Compensation Table are required to attain an investment position in the Corporation’s stock equal to three times their annual salary. The executive officers listed in the Summary Compensation Table are hereinafter referred to as the “Executive Officers”.

     Effective June 9, 2004 each director not employed by the Corporation must hold an investment position in the Corporation’s stock equal to five times the annual retainer. Such ownership level must be achieved within a three year period.

     The following table sets forth information concerning the beneficial ownership of the Corporation’s Common Stock and preferred stock as of February 28, 2005, for each director of the Corporation and each Executive Officer, and the number of shares beneficially owned by all directors and executive officers of the Corporation as a group:

COMMON STOCK

	Amount and Nature		Percent of
Name	of Beneficial Ownership(1)		class
Juan J. Bermúdez	1,213,855	(2)	.4543
José B. Carrión Jr.	2,011,314	(3)	.7527
Richard L. Carrión	2,395,191	(4)	.8964
María Luisa Ferré	6,256,403	(5)	2.3415
Manuel Morales Jr.	964,907	(6)	.3611
Francisco M. Rexach Jr	449,317	(7)	.1682
Frederic V. Salerno	5,394		.0020
Félix J. Serrallés Jr.	866,372	(8)	.3242
William J. Teuber Jr.	3,213		.0012
José R. Vizcarrondo	55,921	(9)	.0209
David H. Chafey Jr.	311,183		.1165
Jorge A. Junquera	332,655	(10)	.1245
Roberto R. Herencia	121,103		.0453
Amílcar L. Jordán	42,869		.0160
Tere Loubriel	75,906		.0284
Brunilda Santos de Álvarez	61,359		.0230
Félix M.Villamil	46,287		.0173
C.E. (Bill) Williams	1,531		.0006

All directors and executive officers of the Corporation as a group (20 persons)	15,245,294		5.7059

PREFERRED STOCK(11)

	Amount and Nature		Percent of
Name	of Beneficial Ownership(1)		class
Richard L. Carrión	7,156	(12)	.0958

All directors and executive officers of the Corporation as a group (20 persons)	7,156		.0958

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of common shares that could be purchased by exercising stock options that were exercisable at February 28, 2005 or within 60 days after that date, as follows: Mr. Bermúdez -5,918; Mr. Carrión Jr. -5,918; Mr. Carrión -0; Mrs. Ferré -5,918; Mr. Morales -5,918; Mr. Rexach -5,918; Mr. Salerno -956; Mr. Serrallés -5,918; Mr. Chafey -77,101; Mr. Junquera -67,848; Mr. Herencia -61,682; Mr. Jordán -11,274; Mrs. Loubriel -32,648; Mrs. Santos -32,648; Mr. Villamil -23,820 and 344,764 shares for all directors and executive officers as a group. Also, it includes restricted stock awards granted under the Popular, Inc. 2004 Omnibus Incentive Plan as follows: Mr. Bermúdez -1,772; Mr. Carrión Jr. -1,932; Mr. Carrión -60,689; Mrs. Ferré -1,772; Mr. Morales-2,339; Mr. Rexach -1,127; Mr. Salerno -2,426; Mr. Serrallés-1,127; Mr. Teuber-1,213; Mr. Vizcarrondo-1,772; Mr. Chafey - 27,752; Mr. Junquera - 20,351; Mr. Herencia - 18,501; Mr. Jordán - 11,101; Mrs. Loubriel -12,026; Mrs. Santos - 11,101; Mr. Villamil - 11,101 and 188,102 shares for all directors and executive officers as a group. As of February 28, 2005, there were 266,842,030 shares of Common Stock outstanding and 7,475,000 shares of preferred stock outstanding.

(2)	Excludes 31,794 shares owned by his wife, as to which Mr. Bermúdez disclaims beneficial ownership.

(3)	Mr. Carrión Jr. owns 1,419,110 shares, has voting power over 1,074 shares owned by his daughter and has voting and investment power over 585,212 shares owned by Collosa Corporation which he owns. Excludes 31,616 shares owned by his wife to which he disclaims beneficial ownership. Junior Investment Corporation owns 9,329,629 shares of the Corporation. Mr. Carrión Jr. owns 0.29% of the shares of said corporation, and disclaims beneficial ownership in connection with any shares of the Corporation owned by Junior Investment Corporation.

(4)	Mr. Carrión owns 672,768 shares and also has indirect investment power over 51,352 shares owned by his children and 2,000 shares owned by his wife. Junior Investment Corporation owns 9,329,629 shares of the Corporation. Mr. Carrión owns 17.89% of the shares of said corporation.

(5)	Mrs. Ferré has direct or indirect investment and voting power over 6,250,485 shares of the Corporation. Mrs.Ferré owns 7,501 shares of the Corporation and has indirect investment and voting power over 2,966,968 shares owned by Ferré Investment Fund, Inc., 421,200 shares owned by The Luis A. Ferré Foundation, and 2,860 shares owned by RANFE, Inc. Ferré Investment Fund, Inc., in turn owns 90% of El Día, Inc., which owns 2,851,956 shares of the Corporation.

(6)	Mr. Morales owns 321,759 shares and has voting power over 637,230 shares owned by his parents, as their attorney-in-fact.

(7)	Mr. Rexach owns 213,799 shares and has indirect voting power over 191,600 shares owned by the estate of his deceased mother and over 38,000 shares held by Capital Assets, Inc. as President and shareholder.

(8)	Mr. Serrallés owns 454,638 shares, and has indirect voting power over 20,584 shares owned by his wife. Mr. Serrallés owns 100% of the shares of Capitanejo, Inc. and Fao Investments, Inc., which own 234,040 and 11,192 shares, respectively, of the Corporation. He also has indirect voting power over 140,000 shares owned by Destilería Serrallés, Inc.

(9)	Mr. Vizcarrondo owns 55,921 shares and disclaims beneficial ownership over 299,163 shares owned by DMI Pension Trust, where he serves as trustee and member of the investment committee.

(10)	Mr. Junquera owns 244,546 shares and has voting power over 20,261 shares owned by his son and daughter.

(11)	Mr. Morales disclaims beneficial ownership of 2,000 preferred shares of the Corporation owned by his wife. Mr. Vizcarrondo disclaims beneficial ownership over 8,000 preferred shares of the Corporation owned by DMI Pension Trust, where he serves as a trustee and member of the investment committee.

(12)	Junior Investment Corporation owns 40,000 preferred shares of the Corporation. Mr. Carrión owns 17.89% of the shares of said Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of Common Stock of the Corporation. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 2004, all filing requirements applicable to its officers and directors were satisfied except for one report, covering one transaction by Mr. Frederic V. Salerno which was filed late.

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BOARD OF DIRECTORS AND COMMITTEES;

PROPOSAL 1: ELECTION OF DIRECTORS FOR A THREE-YEAR TERM

     The Certificate of Incorporation and the Bylaws of the Corporation establish a classified Board pursuant to which the Board is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected or until his successor has been elected and qualified.

     At the Meeting, three directors assigned to “Class 3” are to be elected to serve until the 2008 annual meeting of stockholders or until their respective successors shall have been elected and qualified. The remaining six directors of the Corporation will continue to serve as directors, as follows: until the 2006 Annual Meeting of Stockholders of the Corporation, in the case of those three directors assigned to “Class 1”, and until the 2007 Annual Meeting of Stockholders, in the case of those three directors assigned to “Class 2”, or in each case until their successors are elected and qualified.

     The policy of the Board, as set forth in a resolution adopted on January 8, 1991, provides that no person shall be nominated for election or reelection as director of the Board if at the date of the annual meeting or during the term to be served such person attains 72 years of age. Mr. Félix J. Serrallés Jr. would attain 72 years of age during the term to be served. In accordance with Board policy, Mr. Serallés will not be nominated for reelection as director.

     The persons named as proxies in the accompanying proxy card have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies FOR the election of the three nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

     The Board met thirteen times during 2004. All directors except Mrs. María Luisa Ferré attended 75% or more meetings of the Board and the committees of the Board on which such directors served. Mrs. Ferré attended 72% of the meetings and was excused from several meetings for health reasons.

     The Corporation encourages directors to attend the Corporation’s annual meeting of stockholders. All the Corporation’s directors attended the last annual meeting of stockholders.

     Information relating to principal occupation, business experience and directorship during the past five years (including positions held with the Corporation or Banco Popular de Puerto Rico (the “Bank”), age and the period during which each director has served is set forth below.

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Principal Occupation, Business Experience
Name and Age	and Directorships

NOMINEES FOR ELECTION AS
CLASS 3 DIRECTORS
(TERMS EXPIRING IN 2008)
MARIA LUISA FERRÉ: (41 years)

	•	President and CEO of Grupo Ferré Rangel and Ferré Investment Fund Inc., holding companies for El Nuevo Día and Primera Hora (Puerto Rico newspapers),Advanced Graphic Printing, Inc., CityView Plaza, S.E.,Virtual, Inc., El Día Directo, Inc., Pronatura, Inc. and Asset Growth Fund (a venture capital fund).

	•	Member of the Board of Directors of El Día, Inc. and Editorial Primera Hora, Inc. (Puerto Rico newspapers), El Nuevo Día Orlando, Inc. and VIU Media (an outdoor media company).

	•	President and Trustee of The Luis A. Ferré Foundation, Inc. (a not- for -profit organization).

	•	Director and Vice President of the Ferré Rangel Foundation (a philantrophic entity).

	•	Trustee of the Editorial of the University of Puerto Rico.

	•	Director of the Bank since April 2000.

	•	Director of the Corporation since April 2004

FREDERIC V. SALERNO: (61 years)

	•	Vice Chairman and Chief Financial Officer of Verizon Communications, Inc. until September 2002, when he retired.

	•	Director of Avnet, Inc., Dun & Bradstreet Corporation and Lynch Interactive Corporation (registered public companies) until February 2004.

	•	Director of Akamai Technologies, Inc., Bear Stearns & Co., Inc., Consolidated Edison, Inc.,Viacom, Inc. and Gabelli Asset Management, Inc. (registered public companies).

	•	Chairman of theAudit Committee of the Corporation since May 2003.

	•	Director of the Corporation since April 2003.

WILLIAM J. TEUBER JR.: (53 years)

	•	Executive Vice President of EMC Corporation since 2001 and Chief Financial Officer since 1997.

	•	Member of the Board of Trustees of Babson College in Wellesley, MA.

	•	Director of the Corporation since November 2004.

Principal Occupation, Business Experience
Name and Age	and Directorships

CLASS 2 DIRECTORS
(TERMS EXPIRING IN 2007)

JOSÉ B. CARRIÓN JR.: (68 years)

	•	President of Collosa Corporation, entity engaged in investment activities.

	•	Chairman of the Risk Management Committee since 2004.

	•	Director of the Bank since April 2000.

	•	Director of the Corporation since 2001.

MANUEL MORALES JR.: (59 years)

	•	President of Parkview Realty, Inc., theAtrium Office Center, Inc., HQ Business Center P.R., Inc., entities engaged in real estate leasing, and ExecuTrain of Puerto Rico.

	•	Honorary General Consul of Japan in San Juan, Puerto Rico.

	•	Member of the Board of Trustees of the Caribbean Environmental Development Institute and of Fundación Angel Ramos, Inc.

	•	Member of the Board of Directors of Consular Corps College of the USA.

	•	Member of the Board of Trustees of Fundación Banco Popular, Inc.

	•	Chairman of the Audit Committee of the Corporation until May 2003.

	•	Director of the Bank since 1978.

	•	Director of the Corporation since 1990.

JOSÉ R. VIZCARRONDO: (43 years)

	•	President, CEO and partner of Desarrollos Metropolitanos, S.E., VMV Enterprises Corporation, Resort Builders, S.E. and Metropolitan Builders, S.E. All these firms are dedicated to the development and construction of residential, commercial, industrial and institutional projects in Puerto Rico.

	•	Member of the Board of Directors of the Puerto Rico Chapter of the Associated General Contractors of America from 1997 to present.

	•	President of the Puerto Rico Chapter of the Associated General Contractors of America until 2001.

	•	Member of the Construction Industry Advisory Council to the Governor of Puerto Rico until 2002.

	•	Member of the Private Industry Advisory Council to the President of the Government Development Bank until 2001.

	•	Member of the Board of Directors of the not-for-profit organization Hogar Cuna San Cristóbal Foundation since 2002.

	•	Member of the Board of Directors of Puerto Rico Home Builders Association since 2002.

	•	Director of the Corporation and the Bank since 2004.

Principal Occupation, Business Experience
Name and Age	and Directorships

CLASS 1 DIRECTORS (TERMS EXPIRING IN 2006)

JUAN J. BERMÚDEZ: (67 years)

	•	Partner of Bermúdez and Longo, S.E., electromechanical contractors, and Decemcor, S.E., Unicenter, S.E., and PCME Commercial, S.E., entities engaged in real estate leasing.

	•	Principal Stockholder and Director of BL Management, Corp., PCME Development Inc., G.S.P.Corp.,Unimanagement Corp., LBB Properties, Inc., Homes Unlimited Corp. and PS4 Corp.

	•	Chairman of the Trust Committee of the Bank since 1996.

	•	Director of the Bank since 1985.

	•	Director of the Corporation since 1990.

RICHARD L. CARRIÓN: (52 years)

	•	Chairman, President and CEO of the Corporation.

	•	Chairman and CEO of the Bank.

	•	President of the Bank until March 2004.

	•	Chairman and CEO of Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America, Popular Cash Express, Inc., Banco Popular, National Association, Popular FS, LLC., Popular Finance, Inc., Popular Auto, Inc., Popular Mortgage, Inc., Popular Securities, Inc., Popular Insurance, Inc. and EVERTEC, Inc., all either directly or indirectly wholly-owned subsidiaries of the Corporation.

	•	Chairman of Popular Financial Holdings, Inc.

	•	Chairman of the Board of Trustees of Fundación Banco Popular, Inc.

	•	Director and Chairman of Banco Popular Foundation, Inc.

	•	Member of the International Olympic Committee since 1990 and Chairman of the International Olympic Committee’s Finance Commission. Also, member of the TV & Internet Rights Commission since January 2002 and of the Marketing Commission since January 2002. Elected to the Executive Committee in 2004.

	•	President of the Puerto Rico Olympic Trust and Member of the Puerto Rico Olympic Committee.

	•	Member of the Board of Directors, the Benefits & Human Resources Committee and the Public Policy Committee of Verizon Communications, Inc. (a registered public company).

	•	Member of the Board of Directors of Telecomunicaciones de Puerto Rico, Inc. (TELPRI)

	•	Member of the Board of Directors, the Audit Committee and of the Compensation and Benefits Committee of Wyeth (a registered public company).

	•	Director of the Corporation since 1990.

FRANCISCO M. REXACH JR.: (67 years)

	•	President of Capital Assets, Inc. and Rexach Consulting Group, entities engaged in investment and consulting activities.

	•	Chairman of the Compensation Committee of the Corporation.

	•	Director of the Bank, Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America, Popular Cash Express, Inc. and Popular Financial Holdings, Inc., all either directly or indirectly wholly-owned subsidiaries of the Corporation.

	•	Director of the Corporation since 1990.

BOARD OF DIRECTORS INDEPENDENCE

     The Board has determined that Messrs. Juan J. Bermúdez, Félix J. Serrallés Jr., Francisco M. Rexach Jr., Frederic V. Salerno, William J. Teuber Jr. and Mrs. María Luisa Ferré have no material relationship with the Corporation and are independent under the director independence standards of the Nasdaq Stock Market, Inc. (“Nasdaq”). The Corporation has a majority of independent directors.

     In 2004, at the time of the mailing of the 2004 annual meeting proxy statement and based on the information that was available to it at the time, the Board determined that Manuel Morales Jr. was independent under the Nasdaq independence standards. However, based on information that has recently become available to the Board and after consultation with Nasdaq, the Board has determined that Mr. Morales is not an independent director.

     During 2004, the independent directors met in executive or private sessions without the Corporation’s management after every Board meeting held in 2004. Currently, the independent directors have not appointed a lead director. Instead, the independent directors designate, on a rotational basis, who will preside at each executive session.

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STOCKHOLDERS COMMUNICATION WITH THE BOARD OF DIRECTORS

     Any stockholder who desires to contact the Board or any of its members may do so by writing to: Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708. Alternatively, a stockholder may contact the Corporation’s Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.ethicspoint.com. Communications received by the Audit Committee that are not related to accounting or auditing matters, may be discretionally forwarded by the Audit Committee or any of its members to other committees of the Board or the Corporation’s management for review.

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STANDING COMMITTEES

     The Board has standing Audit, Risk Management, Corporate Governance and Nominating, and Compensation Committees.

Compensation Committee

     The Compensation Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Compensation Committee held six meetings during the fiscal year ended December 31, 2004. The purpose of the Compensation Committee is to discharge the Board’s responsibilities (subject to review by the full Board) relating to compensation of the Corporation’s senior executives and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the SEC.

     The duties and responsibilities of the Compensation Committee include, among others, the following:

     • consult with senior management to establish the Corporation’s general compensation philosophy and oversee the development and implementation of compensation programs;

     • review and approve the corporate goals and objectives relevant to the compensation of the CEO;

     • evaluate the performance of the CEO in light of those goals and objectives;

     • set the CEO’s compensation level based on this evaluation;

     • review and approve compensation programs applicable to executive officers of the Corporation; and

     • make recommendations to the Board with respect to the Corporation’s incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans and discharge any responsibilities imposed on the Compensation Committee by any of these plans.

     The Compensation Committee is composed of Francisco M. Rexach Jr. (Chairman), Juan J. Bermúdez, María Luisa Ferré and Felix J. Serrallés Jr. None of the members of the Committee are officers or employees of the Corporation or any of its subsidiaries.

Corporate Governance and Nominating Committee and other Corporate Governance Matters

     The Corporate Governance and Nominating Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Corporate Governance and Nominating Committee held seven meetings during the fiscal year ended December 31, 2004.

     The purpose of the Corporate Governance and Nominating Committee is as follows:

     • identify and recommend individuals to the Board for nomination as members of the Board and its committees;

     • identify and recommend individuals to the Board for nomination as CEO and Chairman of the Corporation;

     • promote the effective functioning of the Board and its committees; and

     • develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and to review these principles at least once a year.

     Under the Corporation’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director considering the following criteria:

     • personal qualities and characteristics, accomplishments and reputation in the business community;

     • current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

     • ability and willingness to commit adequate time to Board and committee matters;

     • the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation; and

     • diversity of viewpoints, background, experience and other demographics.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders.There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Corporate Governance and Nominating Committee did not receive any recommendation from stockholders for the 2005 Meeting.

     Stockholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at the Corporation’s 2006 annual meeting of stockholders may do so by submitting in writing such nominees’ names and a brief description of the nominees’ judgment, skills, diversity, and experience with businesses and other organizations, to the Secretary of the Board of Directors at Popular, Inc., 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico, 00918, prior to November 16, 2005.

     At the meeting held on July 14, 2004, the Board appointed Mr. William J. Teuber Jr. to serve as a director from November 1, 2004 until the Meeting, as allowed by the Corporation’s Restated Articles of Incorporation.

     At its February 16, 2005 meeting, the Corporate Governance and Nominating Committee approved the nominations of Mr. William J. Teuber Jr., Mr. Frederic V. Salerno and Mrs. María Luisa Ferré as Class 3 directors, in the Corporation’s 2005 proxy card. The nominees approved for inclusion in the proxy card were recommended by the Corporation’s CEO.

     On October 13, 2004, the Board approved a new Code of Ethics (the “Code”) to be followed by the Corporation’s employees, officers (including the CEO, Chief Financial Officer and Comptroller) and directors to achieve conduct that reflects the Corporation’s ethical principles. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Corporation and potential conflicts of interest. Directors, executive officers and employees are required to be familiar with and comply with the Code. The Code provides that any waivers for executive officers or directors may be made only by the independent members of the Board and must promptly be disclosed to the stockholders. During 2004, the Corporation did not grant nor receive any request from directors or executive officers for waivers under the provisions of the Code. The Code is available at the Corporation’s website, www.popularinc.com.

     The Corporation’s Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on the Corporation’s website, www.popularinc.com.

     The Corporate Governance and Nominating Committee is comprised of Félix J. Serrallés Jr. (Chairman), Juan J. Bermúdez, Francisco M. Rexach Jr. and Frederic V. Salerno.

AUDIT COMMITTEE REPORT

Audit Committee

     The Audit Committee consists of three or more members of the Board. The members of the Audit Committee each have been determined by the Board to be independent as required by Nasdaq’s director independence rules. Currently, the Audit Committee is comprised of five outside directors all whom are independent. The Audit Committee held 14 meetings during the fiscal year ended December 31, 2004. Earnings releases, Form 10-K and Form 10-Q filings were discussed in eight of such meetings.

     The Audit Committee’s primary purpose is to assist the Board in its oversight of the accounting and financial reporting processes of the Corporation. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on October 13, 2004 and is attached to this proxy statement as Annex A.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2004 with management and PricewaterhouseCoopers LLP, the Corporation’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended, Independence Discussion with Audit Committees, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent auditors the auditors’ independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     As set forth in the Audit Committee Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America.

     The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

     Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent auditors, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by:
   Frederic V. Salerno (Chairman)
   Juan J. Bermúdez
   Francisco M. Rexach Jr.
   Félix J. Serrallés Jr.
   William J. Teuber Jr.

AUDIT COMMITTEE FINANCIAL EXPERTS

     The Board has determined that Frederic V. Salerno and William J. Teuber Jr. are audit committee financial experts as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief listing of Messrs. Salerno’s and Teuber’s relevant experience, please refer to the Board of Directors and Committees Section.

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COMPENSATION OF DIRECTORS

     Outside directors of the Corporation were granted options to purchase Common Stock of the Corporation in February 2004 pursuant to the 2001 Stock Option Plan (“2001 Option Plan”) and in May 2004 under the Popular, Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”). The amount of stock options granted each month was equal to the quotient (rounded to the nearest whole share) of (x) 6,250 and (y) the value of the option based on the closing price of the Common Stock of the Corporation on the date granted. Option values on the grant dates were determined by using the Black-Scholes Option Valuation Model. The options granted shall become exercisable with respect to 20% of the shares on each anniversary of the date of grant and remain exercisable until the 10th anniversary of the grant.

     On July 14, 2004, the Board approved a new compensation package for the non-employee directors of the Corporation based on recommendations from Watson Wyatt, outside consultants. Under the terms of such package each director will receive an annual retainer of $20,000, while directors that are elected as chairman of any Board committee will receive an annual retainer of $25,000. The retainer is paid in either cash or restricted stock under the 2004 Omnibus Plan, at the director’s election. The directors will also receive an annual grant of $35,000 payable in restricted stock under the 2004 Omnibus Plan. The first retainer and restricted stock award payments were made on August 16, 2004 for all directors except William J. Teuber Jr., who received such payments on November 1, 2004. The amount paid to directors was prorated to compensate the director only for the months served from the date of payment to the next annual meeting of stockholders.

     From January to July 2004, non-employee directors received $1,000 for attending each Board meeting and $500 for attending each committee meeting. Thereafter, non-employee directors received $1,000 for each Board or committee meeting paid in either cash or restricted stock at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement, when they become vested. Dividends are paid on the restricted stock during the vesting period with reinvestment into shares of Common Stock.

     The Corporation reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Corporation-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes), which may include use of private aircraft, if available and approved in advance by the CEO.

EXECUTIVE OFFICERS

     The following information sets forth the names of the Executive Officers of the Corporation including their age, business experience and directorships during the past five years and the period during which each such person has served as an Executive Officer of the Corporation.

Business Experience
Name and Age		and Directorships

RICHARD L. CARRIÓN: (52 years)

	•	Chairman of the Board since 1993.

	•	President and CEO of the Corporation since 1990.

	•	For information about principal occupation, business experience and directorships during the past five years please refer to the Board of Directors and Committees section.

DAVID H. CHAFEY JR.: (51 years)

	•	Senior Executive Vice President of the Corporation since 1997.

	•	President of the Bank since April 2004.

	•	Supervisor of the Bank’s Retail Banking Group since January 1996 through March 2004.

	•	Senior Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc., directly and indirectly wholly-owned subsidiaries of the Corporation, respectively.

	•	Chairman and President of Puerto Rico Investors Tax-Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax-Free Target Maturity Fund, Inc. I and II and of Puerto Rico Investors Flexible Allocation Fund since January 1999.

	•	Director of the Bank, Popular Mortgage, Inc., Popular Auto, Inc., Banco Popular, National Association, Popular Insurance, Inc., Popular Securities, Inc., Popular Finance, Inc. and EVERTEC, Inc., all either directly or indirectly wholly-owned subsidiaries of the Corporation.

	•	Member of the San Jorge Children’s Research Foundation, Inc.

	•	President of the Puerto Rico Bankers Association until October 2002.

	•	Director of Visa International and of Visa International for the Caribbean and LatinAmerica.

	•	Director of Grupo Guayacán, Inc.

	•	Director of the Corporation until April 30, 2004.

JORGE A. JUNQUERA: (56 years)

	•	Senior Executive Vice President of the Corporation since 1997.

	•	Chief Financial Officer of the Corporation and the Bank.

	•	Supervisor of the Financial Management Group.

	•	Supervisor of the U.S. Operations from January 1996 to December 2001.

	•	President and Director of Popular International Bank, Inc. and Popular North America, Inc. since January 1996, directly and indirectly wholly-owned subsidiaries of the Corporation, respectively.

	•	Director of the Bank until April 2000 and from 2001 to present.

	•	President of Banco Popular North America until December 2001.

	•	President of Banco Popular, National Association.

Business Experience
(Contd.) Name and Age		and Directorships

JORGE A. JUNQUERA: (56 years) (cont.)

	•	Director of Popular Financial Holdings, Inc., Popular Cash Express, Inc., Popular FS, LLC, Popular Leasing USA, Inc. and of Banco Popular North America, indirectly wholly-owned subsidiaries of the Corporation.

	•	Director of Banco Hipotecario Dominicano and Consorcio de Tarjetas Dominicanas, S.A.

	•	Director of YMCA since 1988.

	•	Director of New America Alliance (a registered public company) and Virtual, Inc. (an Internet company).

	•	Director of La Familia Católica por la Familia en las Américas since 2001.

	•	Director of King’s College since 2003.

	•	Director of Puerto Rico Tourism Company until April 2000.

	•	President of Hotel Development Company until April 2000.

	•	Director of PRISMA: El Exploratorio Inc. until April 2000.

	•	Director of the Corporation until April 30, 2004.

ROBERTO R. HERENCIA: (45 years)

	•	Executive Vice President of the Corporation since 1997.

	•	President and Director of Banco Popular North America since December 2001.

	•	Director of Popular International Bank, Inc., Popular North America, Inc., Popular Cash Express, Inc., Banco Popular, National Association, Popular Financial Holdings, Inc, Popular Leasing USA, Inc., Popular Insurance Agency USA, Inc., and Popular FS, LLC., all either directly or indirectly wholly-owned subsidiaries of the Corporation.

	•	Director of Banco Popular Foundation, Inc.

	•	Member of the Board of Directors of The Service Master Company (a registered public company) and Chairman of the Audit and Finance Committee.

	•	Trustee of the Museum of Science and Industry (Chicago, Illinois), Window to the World Communications, Inc. (WTTW, local PBS in Chicago), and Le Moyne College (Syracuse, NY).

	•	Director of Junior Achievement of Chicago, Operation HOPE, Inc., The Economic Club of Chicago, and New America Alliance (all not-for-profit organizations).

AMÍLCAR L. JORDÁN: (43 years)

	•	Executive Vice President of the Corporation since April 2004.

	•	Supervisor in charge of the Corporate Risk Management Group since April 2004.

	•	Senior Vice President and Comptroller of the Corporation from January 1995 to March 2004.

	•	Director of March of Dimes, Puerto Rico Chapter, since February 2005.

TERE LOUBRIEL: (52 years)

	•	Executive Vice President of the Corporation since 2001.

	•	Supervisor in charge of the Corporate People, Communications and Planning Group since April 2004.

	•	Director of Banco Popular Foundation, Inc.

	•	Supervisor of Human Resources since April 2000 through March 2004.

	•	Year 2000 Office Manager of the Corporation from December 1997 to 2000.

	•	Director of the Puerto Rico Society of Certified Public Accountants until August 2004.

Business Experience
Name and Age		and Directorships

BRUNILDA SANTOS DE ÁLVAREZ: (46 years)

	•	Executive Vice President of the Corporation since 2001.

	•	Chief Legal Officer of the Corporation since 1997.

	•	Senior Vice President from March 1996 until January 2001.

	•	Secretary of the Board of Directors of Popular International Bank, Inc., Banco Popular North America, EVERTEC, Inc., Popular Cash Express, Inc., Banco Popular, National Association, Popular Insurance, Inc., Popular Securities, Inc., Popular Insurance Agency USA, Inc., Popular Auto, Inc., Popular Finance, Inc., Popular Mortgage, Inc., Popular Financial Holdings, Inc., Popular North America, Inc., Popular Life RE , Inc. and Popular FS, LLC., either directly or indirecty wholly-owned subsidiaries of the Corporation.

	•	Secretary of the Board of Directors of Puerto Rico Investors Tax Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax Free Target Maturity Fund, Inc. I and II, and of Puerto Rico Investors Flexible Allocation Fund, Inc.

	•	Assistant Secretary of the Board of Directors of the Corporation and the Bank since May 1994.

	•	Member of the Board of Regents, Colegio Puertorriqueño de Niñas, since June 2002.

FÉLIX M. VILLAMIL: (43 years)

	•	President of EVERTEC, Inc. since April 2004.

	•	Executive Vice President of the Corporation since 2002.

	•	Supervisor of the Bank’s Operations Group from April 2002 through March 2004.

	•	Supervisor of the Bank’s Ponce Region from April 2001 until December 2001.

	•	Supervisor of the Credit Risk Management Division of the Bank from 1997 through March 2001.

	•	President of the Board of Big Brothers and Big Sisters of Puerto Rico.

C.E. (BILL) WILLIAMS: (58 years)

	•	Executive Vice President of the Corporation since 2004.

	•	President, CEO and Director of Popular Financial Holdings, Inc.

	•	Member of the Board of Directors of the National Home Equity Mortgage Association, of American Financial Services Association and of Corporate Partner Advisory Board of the Philadelphia Museum of Art.

SAMUEL T. CÉSPEDES: (68 years)

	•	Secretary of the Board of Directors of the Corporation and the Bank since 1991.

	•	Attorney-at-Law.

	•	Senior Counsel of the law firm McConnell Valdés.

	•	Secretary of the Board of Directors of Puerto Rico Medical Defense Mutual Insurance Company.

FAMILY RELATIONSHIPS

     Mr. Richard L. Carrión, Chairman of the Board and President and CEO of the Corporation, is the uncle of Mr. José R. Vizcarrondo, a director of the Corporation.

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OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

     During 2004 the Corporation engaged, in the ordinary course of business, the legal services of the law firm, McConnell Valdés, of which Mr. Samuel T. Céspedes, Secretary of the Board of Directors of the Corporation and the Bank, is a Senior Counsel. The fees paid to McConnell Valdés for fiscal year 2004 amounted to $626,430 which includes $50,000 paid by the Corporation’s clients in connection with commercial loan transactions. The Corporation also engaged, in the ordinary course of business, the legal services of Pietrantoni Méndez & Álvarez, LLP of which Mr. Ignacio Álvarez and Mr. Antonio Santos, husband and brother, respectively, of Mrs. Brunilda Santos de Álvarez, Executive Vice President & Chief Legal Officer of the Corporation, are partners. The fees paid to Pietrantoni Méndez & Álvarez, LLP for fiscal year 2004 amounted to $1,165,880, which include $495,870 paid by the Corporation’s clients in connection with commercial loan transactions and $55,998 paid by mutual funds managed by the Bank. The engagement of the aforementioned law firms was approved by the Audit Committee as required by the Policy regarding the Approval Process for Related Party Transactions adopted by the Audit Committee of the Corporation on May 7, 2004 (the “Related Party Transactions Policy”) .

     During 2004, Carrión, Laffitte & Casellas, Inc. earned commissions of approximately $1,700,000 for the institutional insurance business of the Corporation and its subsidiaries. Mr. José B. Carrión, III, son of José B. Carrión Jr., a director of the Corporation, is a significant shareholder and president of Carrión, Laffitte & Casellas, Inc. José B. Carrión Jr. does not have any direct or indirect interest in Carrión, Laffitte & Casellas, Inc. This transaction has been approved by the Audit Committee as required by the Related Party Transactions Policy.

     Mr. José R. Vizcarrondo, director of the Corporation, is an officer and partner of Metropolitan Builders, S.E., a special partnership under the laws of the Commonwealth of Puerto Rico. In 2002 Metropolitan Builders, S.E. was awarded approximately $52,000,000 in contracts related to two Bank construction projects. The award of these contracts was determined by competitive bids. During 2004 the Corporation paid to Metropolitan Builders, S.E. approximately $17,650,000 in relation to these projects.

     During 2004 Metropolitan Builders, S.E. entered into an additional contract with the Bank for the interior partition and finishes related to one of the Bank’s construction projects in the approximate amount of $5,700,000, of which during 2004 approximately $4,600,000 were invoiced. In addition, in February 2005 Metropolitan Builders, S.E. and the Corporation entered into a contract in the approximate amount of $5,200,000 for partition and finishes of the Bank’s other construction project. The last two contracts have been approved by the Audit Committee as required by the Related Party Transactions Policy.

     In February 2005, Metropolitan Builders, S.E. was awarded a contract in the approximate amount of $775,000 for the construction of a bridge connecting two of the Corporation’s buildings. The award of this contract was determined by a competitive bid.

     In 2004, the Bank made a contribution of $1,561,907 to Fundación Banco Popular, Inc. (the “Fundación”), a Puerto Rico not-for-profit corporation created to improve the Puerto Ricans’ quality of life. The Fundación is the Bank’s philanthropic arm and provides a scholarship fund for employees’ children, and supports education and community development projects. Richard L. Carrión (Chairman, CEO and President of the Corporation), David H. Chafey Jr. (Executive Officer of the Corporation) and Manuel Morales Jr. (director of the Corporation), are members of the Board of Trustees of the Fundación. The Bank appoints five of the nine members of the Board of Trustees. The remaining four trustees are appointed by the Fundación. The Bank also provides significant human and operational resources to support the activities of the Fundación. The Bank and the Puerto Rico employees of the Corporation (through voluntary personal donations) are the main source of funds of the Fundación.

     On December 2004, the Bank made a contribution in the amount of $1,500,000 to Banco Popular Foundation, Inc. (“Banco Popular Foundation”), an Illinois not-for-profit corporation created during 2004 to strengthen the social and economic well-being of the communities served by Banco Popular North America. The Foundation is Banco Popular North America’s philanthropic arm and will provide support to charitable organizations for community development and education. It will also provide scholarships for the children of Banco Popular North America’s employees. Richard L. Carrión (Chairman, CEO and President of the Corporation), Roberto Herencia and Tere Loubriel (both Executive Officers) are members of the board of directors. In addition, Messrs. Carrión and Herencia are officers of the Banco Popular Foundation. Banco Popular North America provides significant human and operational resources to support the activities of the Banco Popular Foundation.

     Mabel Burckhart, Executive Vice President of the Corporation in charge of the Bank’s Administration Group, retired from the Bank effective June 30, 2004. Upon retirement, the car that had been used by Mrs. Burckhart while employed by the Bank was transferred to her at no cost. Mrs. Burckhart will enjoy retirement benefits under the Profit Sharing, Retirement and Savings and Stock Plans of the Bank in the same terms and conditions as the other employees of the Bank. In addition, the Corporation paid a premium of $690,302 to purchase a life annuity policy for Mrs. Burckhart to equalize her pension benefits as a result of retiring prior to accumulation of maximum benefits under the pension plans. Upon retirement Mrs. Burckhart entered into a Professional Services Agreement with the Corporation pursuant to which, as of December 31, 2004, she received compensation in the approximate amount of $50,000.

     On June 3, 2002, GM Group, Inc., a subsidiary of the Corporation which after a reorganization in 2004 is part of EVERTEC, Inc., entered into a three year management contract with Mr. Carlos Colino pursuant to which Mr. Colino became CEO of GM Group, Inc., Chairman of GM Group, Inc.’s Board of Directors and a member of the Corporation’s managerial and executive group. Such agreement was terminated on March 2004 pursuant to an Agreement for Termination of Employment. Mr. Colino received a payment of $1,200,000 in connection therewith.

     Certain directors and executive officers have immediate family members who are employed by subsidiaries of the Corporation. The compensation of these family members is established in accordance with the pertinent subsidiary’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Set forth below is information on those family members of directors and executive officers of the Corporation who are employed by the Corporation’s subsidiaries and received a total compensation in excess of $60,000 during 2004.

     The son of Francisco M. Rexach Jr., a director, is employed as a Vice President in the Bank’s Business Banking Division and received compensation in 2004 of $65,246. The spouse of the aforementioned son of Francisco M. Rexach Jr. is employed as an Assistant Vice President in the Bank’s Trust Division and received compensation in the amount of $58,987 during 2004. The son of Manuel Morales Jr., a director, was employed as a Senior Vice President at the Technology Research Division of the Bank and was transferred to EVERTEC, Inc. as Senior Vice President of the Systems Development Division. He received compensation in the amount of $197,578 during 2004. A brother of José R. Vizcarrondo, a director of the Corporation, is employed, as a Vice President in the Corporate Banking Division of the Bank and received compensation of $120,863 during 2004. The son of Jorge A. Junquera, Senior Executive Vice President and Chief Financial Officer of the Corporation is employed as an Assistant Vice President in the Corporate Finance and Advisory Services Division of the Bank and received compensation of $122,588 during 2004. The disclosed amounts include payments of salary, bonus, and the cash portion of the Profit Sharing Plan of the Bank. Other benefits and payments such as the deferred portion of the Profit Sharing Plan and employer match under the Bank’s Savings and Stock Plan did not exceed $10,000.

     The Bank has had loan transactions with the Corporation’s directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other people. The extensions of credit have not involved and do not currently involve more than normal risks of collectibility or present other unfavorable features.

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PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board intends to retain the services of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for the year 2005. PricewaterhouseCoopers LLP has served as independent registered public auditors of the Bank since 1971 and of the Corporation since May 1991, when it was appointed by the Board.

     Neither the Corporation’s Restated Articles of Incorporation nor its Bylaws require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain such independent auditors. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Corporation and its stockholders.

     Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to respond to any appropriate questions that may arise; they will also have the opportunity to make a statement if they so desire.

     The selection of PricewaterhouseCoopers LLP as the Corporation’s auditors must be ratified by a majority of the votes cast at the Meeting.

     The Board recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2005.

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DISCLOSURE OF AUDITOR’S FEES

     The following is a description of the fees billed to the Corporation by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 :

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2004 and 2003 and for the reviews of the financial statements included in the Corporation’s quarterly reports on Form 10-Q were $2,626,450 and $1,746,988, respectively.

Audit-Related Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP to the Corporation for the years ended December 31, 2004 and 2003 for audit-related services were $413,344 and $647,300, respectively. Audit-related fees generally include fees for assurance services such as audits of pension plans, compliance related audits, assistance with securitizations and SAS 70 reports.

Tax Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP to the Corporation for the years ended December 31, 2004 and 2003 for tax- related services were $218,350 and $358,166, respectively. These fees are associated with tax return preparation and tax consulting services.

All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP to the Corporation for the years ended December 31, 2004 and 2003 for services not included above were $134,000 and $385,000, respectively. All other fees include consulting services related to regulatory compliance matters, software license fees and other advisory services.

     The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP or another firm. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation or permissible non-audit services are required by the Corporation, a proposed engagement letter is obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of the Corporation. During 2004, all auditors fees were pre-approved by the Audit Committee or the Board.

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EXECUTIVE COMPENSATION PROGRAM
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

     The Compensation Committee endeavors to keep abreast of competitive compensation practices with regard to salaries, incentive compensation and supplemental programs in order to assist the Corporation in attracting and retaining the most qualified executive officers whose contributions and experience help the Corporation sustain growth, thereby enhancing stockholders’ value. They also oversee the general people and compensation practices of the Corporation.

     The Compensation Committee evaluates and recommends to the Board the Corporation’s compensation policy for the Chairman of the Board and CEO and the Executive Officers. The Compensation Committee considers, among other factors, competitive pay practices for developing a stronger relationship between executive compensation and the Corporation’s long-term performance. The executive compensation program for principal officers of the Corporation’s subsidiaries is set according to the industry and geographical area in which each operates and is approved by the Board of Directors of each respective subsidiary.

Compensation for the Chairman of the Board, President and CEO

     On an annual basis, Mr. Carrión submits to the Compensation Committee a plan setting forth both quantitative and qualitative goals for the fiscal year, and medium and long-term objectives. In evaluating and setting compensation, the Compensation Committee considers the Corporation’s performance with respect to the goals set forth in the plan. Therefore, the Compensation Committee evaluates Mr. Carrión’s performance by taking into consideration the growth of the organization, implementation of a diversification strategy, achievement of financial goals, improvements to the product and service delivery system and development of people. The weight and significance accorded to these factors is subjective in nature.

     From 2000 to 2003, Mr. Richard L. Carrión’s compensation package was below the levels at comparable banking organizations for their chief executive officers. This reflected his decision to defer increases in salaries, including corresponding short and long-term incentives, during the three year period that the Corporation was under the Written Agreement with the Federal Reserve Bank of New York and the one year period under the Deferred Prosecution Agreement with the Department of Justice, the Federal Reserve Bank of New York and the Treasury Department’s Financial Crime Enforcement Network. The Written Agreement was terminated on January 16, 2003 and the Deferred Prosecution Agreement was dismissed on January 16, 2004. Accordingly, as proposed by the Compensation Committee and accepted by Mr. Carrión, Mr. Carrión’s compensation was revised effective February 2004, and his salary was raised to $800,000. He now participates in a short-term incentive plan with a target of 100% of salary to a maximum of 150%, payable in cash, if all objectives are met. In addition, he participates in a long-term incentive plan paid in restricted stock of the Corporation, with a target of 200% of salary to a maximum of 250%. These restricted stock are deferred until retirement and can not be sold beforehand. These incentive plans link the CEO’s pay very closely to the Corporation’s performance and with the stockholder’s long-term interests. Mr. Carrión already holds an important ownership in the Corporation, as indicated in the Beneficial Ownership Section of this Proxy Statement. For more information regarding the compensation of Mr. Richard L. Carrión, please refer to the Summary Compensation Table.

Compensation of Executive Officers

     The group of Executive Officers is composed of two Senior Executive Vice Presidents and six Executive Vice Presidents of the Corporation all of whom participate in annual and long-term incentive plans. The President and CEO recommends the salary increases and the bonuses to be awarded to the Executive Officers pursuant to the incentive plans.

     Executive Officers, except for C.E. (Bill) Williams, participated in an annual incentive program based on financial results of the Corporation, individual business results and individual performance. The program is designed to encourage the achievement of short-term financial goals and to increase shareholder value. The first incentive component is a cash bonus. The second component is a deferred long-term incentive awarded in restricted stock of the Corporation. C.E. (Bill) Williams participated in a three-year long term plan paid in cash at the end of a three-year period, based primarily on financial results of Popular Financial Holdings, Inc. and other qualitative measures.

COMPENSATION COMMITTEE

Francisco M. Rexach Jr. (Chairman)
Juan J. Bermúdez
María Luisa Ferré
Félix J. Serrallés Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. No Executive Officer of the Corporation served on any board of directors compensation committee of any other company for which any of the directors of the Corporation served as executive officer at any time during 2004. Other than disclosed in the Other Relationships, Transactions and Events section, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC Regulation S-K.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Executive Officers of the Corporation.

SUMMARY COMPENSATION TABLE

Annual Compensation

							Long-Term Compensation
							Awards
	Fiscal			All other Annual			Stock	Restricted	Payouts
Name and Principal Position	Year	Salary(a)	Bonus(a)(b)	Compensation (c)		Total	Options	Stock($)(d)	LTIP
Richard L. Carrión	2004	$778,333	$941,687	$61,040	(e)	$1,781,060		$1,650,741
Chairman,	2003	540,000	57,774	39,139		636,913
President and CEO	2002	540,000	62,170	43,540		645,710
David H. Chafey Jr	2004	666,667	909,243	52,856		1,628,766		770,666
Senior Executive Vice President	2003	500,000	763,785	36,536		1,300,321	38,654
	2002	500,000	678,054	40,611		1,218,665	39,098
Jorge A. Junquera	2004	513,333	662,383	41,619		1,217,335		565,155
Senior Executive Vice President and	2003	440,000	663,389	32,632		1,136,021	34,016
Chief Financial Officer	2002	440,000	614,346	36,218		1,090,564	34,406
Roberto R. Herencia	2004	466,667	622,722	472,199		1,561,588		513,777
Executive Vice President	2003	400,000	511,396	462,529		1,373,925	30,923
	2002	400,000	566,411	31,289		997,700	31,278
Amílcar L. Jordán(f)	2004	244,000	359,578	20,281		623,859		308,266
Executive Vice President	2003	211,667	94,102	15,891		321,660	12,974
	2002	197,590	62,879	16,441		276,910	13,310
Tere Loubriel	2004	258,333	386,059	21,515		665,907		333,956
Executive Vice President	2003	225,000	339,276	16,891		581,167	17,394
	2002	225,000	300,695	18,725		544,420	17,594
Brunilda Santos de Álvarez	2004	241,667	356,382	20,127		618,176		308,266
Executive Vice President	2003	225,000	339,211	16,891		581,102	17,394
	2002	225,000	318,630	18,725		562,355	17,594
Félix M.Villamil	2004	291,667	214,535	24,291		530,493		308,266
Executive Vice President	2003	205,000	405,648	15,390		626,038	21,260
	2002	170,000	225,456	14,148		409,604	13,293
C.E. (Bill) Williams (f)	2004	375,000	349,900	65,375		790,275			$1,709,857 (g)
Executive Vice President	2003	319,792	236,300	66,000		572,092
	2002	304,169	216,742	67,000		537,911

(a)	Before deductions.

(b)	For Executive Officers these payments include a Christmas bonus, the cash portion payable under the Profit Sharing Plan of the Bank and the amount awarded under the Annual Management Incentive Compensation Plan.

(c)	For the Executive Officers of the Corporation, except C. E. (Bill) Williams, the amount includes the deferred portion under the Profit Sharing Plan of the Bank, amounts accrued under the Benefit Restoration Plan, the amount from the Profit Sharing deferred and allocated to Savings and Stock Plan and the Bank’s matching contribution to Savings and Stock Plan. For Mr. Herencia, the 2003 and 2004 amounts include a special bonus payment of $400,000. For Mr. Williams, the amount includes 401(k) matching and deferred compensation in the amount of $50,000 credited to a supplemental employee retirement plan. The amount becomes fully vested and non-forfeitable gradually in annual increments of 20% during the five years subsequent to the credit.

(d)	The number of shares awarded is as follows: Mr.Carrión — 60,689, Mr. Junquera — 20,351; Mr. Chafey — 27,752; Mrs. Loubriel — 12,026; Mr. Jordán - 11,101; Mr. Herencia — 18,501; Mrs. Santos - 11,101; Mr. Villamil -11,101. For all Executive Officers, except Mr. Carrión, amounts for 2004 represent restricted stock granted on January 21,2005, for fiscal year 2004 performance. For Mr. Carrión, the restricted stock award was granted on February 16, 2005 for fiscal year 2004 performance. The dollar value given is based on the $27.77 closing price per share of Common Stock on January 21, 2005, except in the case of Mr. Carrión, in which the dollar value is calculated based in the $27.20 closing price on February 16, 2005. No shares of restricted stock had been granted to the Executive Officers, as of December 31, 2004. All the shares of restricted stock granted are subject to risk of forfeiture and restrictions on transferability until retirement, when they become vested. Dividends are paid on the restricted stock during the vesting period, with reinvestment into shares of Common Stock.

(e)	The Board has made it a requirement, for security reasons, that Mr. Carrión uses the corporate aircraft even when traveling on personal business. Mr. Carrión reimbursed the Corporation the amount of $33,038 for his personal use of the corporate aircraft during 2004. The amount reimbursed to the Corporation was valued on the basis of incremental cost to the Corporation using the IRS formula (Reg. 1.61-21(g)) that is based on the Standard Industry Fare Level (SIFL) flight mileage rates, a terminal charge and the weight of the aircraft. Since Mr. Carrión reimbursed the Corporation for the personal use of the aircraft we have not included such personal use as compensation in the Summary Compensation Table.

Mr. Carrión’s responsibilities as CEO require frequent travel to New York City. For this purpose, the Corporation has had an apartment since 1987 that the CEO uses primarily for business related trips. The cost of the apartment to the Corporation represents approximately $36,000 per year. The estimated expenses that the Corporation would have incurred for business related hotel expenses would have exceeded the aforementioned amount. This cost is incurred for the benefit of the Corporation, therefore it is not included as compensation in the Summary Compensation Table.

(f)	Messrs. Amílcar L. Jordán and C.E. (Bill) Williams were appointed Executive Officers in April 2004.

(g)	On February 11, 2005, Mr. Williams received an award in the amount of $1,709,857 pursuant to a cash-based long-term incentive plan covering the three year period comprising fiscal years 2002, 2003 and 2004.

The following table sets forth information as of December 31, 2004 regarding securities issued and issuable to directors and eligible employees under the Corporation’s equity based compensation plans.

Equity Compensation Plan Information

				Number of securities
				remaining available for
				future issuance under
		Number of securities to	Weighted-average	equity compensation
		be issued upon exercise	exercise price of	plans (excluding securities
Plan Category	Plan(a)	of outstanding options	outstanding options	reflected in first column)(b)

Equity compensation	2001 Option Plan	2,567,427	18.76	0
plans approved	2004 Omnibus Plan	16,562	20.18	9,962,636
by security holders

Equity compensation plans not approved by security holders		-	-	—

Total		2,583,989	18.76	9,962,636

(a)	Effective April 30, 2004, the 2001 Option Plan was replaced and superseded by the 2004 Omnibus Plan.

(b)	The total amount of securities available for issuance under the 2004 Omnibus Plan was adjusted to reflect the July 8, 2004 two-for-one stock split. The number of securities remaining available for future issuance under the 2004 Omnibus Plan has been reduced by 20,802 shares awarded as restricted stock to non-employee directors during 2004.

2001 Option Plan

     The 2001 Option Plan was intended to provide the Corporation and its subsidiaries with effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and directors who provide services to the Corporation and its subsidiaries. The 2001 Option Plan provided for the grant of stock options that are intended to qualify as “qualified stock options"(“QSOs”) under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended or “non-statutory stock options” (“NSOs”).

     The Corporation did not grant any options in connection with year 2004 performance to any of the Executive Officers in the Summary Compensation Table. Options granted in January 16, 2004 were granted for fiscal year 2003 performance and were disclosed as 2003 compensation in the proxy statement related to that year.

     The following table sets forth certain information regarding individual exercises of stock options during 2004 by each of the Executive Officers and information related to exercisable and unexercisable options at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of		Value of
			Securities		Unexercised
			Underlying		In-The-Money
	Shares Acquired	Value	Options at		Options at
	on Exercise	Realized (a)	Fiscal Year-End		Fiscal Year-End(a)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard L. Carrión	—	—	—	—	—	—

David H. Chafey Jr.	—	—	35,880	170,226	$480,591	$1,562,723

Jorge A. Junquera	—	—	31,574	149,800	422,921	1,375,199

Roberto R. Herencia	—	—	28,704	136,180	384,474	1,250,172

Amílcar Jordán	2,500	$29,550	8,674	32,641	82,771	320,602

Tere Loubriel	—	—	16,146	76,602	216,272	703,230

Brunilda Santos de Álvarez	—	—	16,146	76,601	216,266	703,222

Félix M. Villamil	—	—	10,834	72,058	143,694	579,366

(a)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $28.83, the closing sales price reported for the Common Stock on December 31, 2004.

2004 Omnibus Plan

     On April 30, 2004, the shareholders of the Corporation approved the 2004 Omnibus Plan which replaced the 2001 Option Plan. The purpose of the 2004 Omnibus Plan is to provide flexibility to the Corporation and its affiliates to attract, retain and motivate their officers, executives and other key employees through the grant of awards and to adjust its compensation practices to the best compensation practices and corporate governance trends as they develop from time to time. The 2004 Omnibus Plan is further intended to help retain and align the interests of the non-employee members of the Board and its affiliates with the Corporation’s stockholders.

     Subject to the terms of the 2004 Omnibus Plan, the Compensation Committee has the authority to designate 2004 Omnibus Plan participants and approve the following types of awards: annual incentive awards, stock options, stock appreciation rights (“SARs”), restricted stock, restricted units, long-term performance units and performance shares. For the fiscal year 2004, a total of 172,622 shares were awarded to Executive Officers in the form of restricted stock with the restriction lapsing at retirement, except upon the occurrence of a change of control of the Corporation in which event all restrictions shall lapse.

Profit Sharing Plan of Banco Popular de Puerto Rico

     All officers and regular monthly salaried employees of the Bank are active participants in the Bank’s Profit Sharing Plan, as of the first day of the calendar month following the completion of three months of service.

     Under this plan, the Board of Directors of the Bank determines the Bank’s annual contribution based on the profits of the Bank for the year. The amount allocated to each officer or employee is based on his or her earned salary for the year. The total amount contributed for the year 2004 was $19,544,000. Of the total awarded 40% is deferred under the Profit Sharing Plan, 10% under the Savings & Stock Plan and the remainder 50% is paid in cash.

Benefit Restoration Plan of Banco Popular de Puerto Rico

     The Internal Revenue Service (IRS) set a limit of $205,000 as the amount of compensation that may be considered in calculating future retirement payments from tax qualified retirement plans. This limit applies to the Bank’s Retirement Plan and Profit Sharing Plan.

     The Board of Directors of the Bank has adopted three “Benefit Restoration Plans” for those employees whose annual compensation is higher than the established limit. These plans will provide those benefits that cannot be accrued under the Bank’s Retirement and Profit Sharing Plan, which are qualified plans under the Employee Retirement Income Security Act (“ERISA”). Benefits under the Benefit Restoration Plans shall be equal to the account balance that would be provided under the Profit Sharing Plan and to the benefits that would have been accrued under the Retirement Plan.

     Therefore, the Benefit Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits. The restoration benefits of employees who are residents of Puerto Rico are funded through two irrevocable trusts, while the restoration benefits of all other employees are unfunded.

Retirement Plan of Banco Popular de Puerto Rico

     The Bank has a non-contributory, defined benefit Retirement Plan covering substantially all regular monthly salaried employees. These employees are eligible to participate in the Retirement Plan following the completion of one year of service and attaining 21 years of age. Pension costs are funded in accordance with minimum funding standards under ERISA.

     The basis for the Retirement Plan formula is total compensation, which includes Christmas bonus, incentives, overtime, differentials, profit sharing cash bonuses and any other type of compensation received by the employees other than deferral to and distributions from nonqualified deferred compensation arrangements. Benefits in the normal form are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for Social Security or other payments received by the participants.

     Normal retirement age under the Retirement Plan is age 65 with 5 years of service. Early retirement is on or after 50 years of age if the combination of years of age and completed years of service totals 75 or on or after 55 years of age with 10 years of service. Employees with 30 years of service or more are provided with a retirement benefit of 40% of pensionable compensation. Benefits are reduced only if the employee retires before age 55. Benefits under the Retirement Plan are subject to the U.S. Internal Revenue Code limits on compensation and benefits. Benefits under Restoration Plans restore benefits to select employees that were limited under the Retirement Plan due to IRS limits and a compensation definition that excludes amounts deferred to nonqualified arrangements.

     The following table sets forth the estimated annual benefits in the normal form that would become payable under the Retirement Plan (including the Benefit Restoration Plans) based upon certain assumptions as to total compensation levels and years of service.

     The amounts shown in this table are not necessarily representative of amounts that may actually become payable under the plans. The amounts represent the benefits upon retirement on December 31, 2004, of a participant at age 65.

Total
Compensation		Estimated Annual Benefits / Years of Service

	15	20	25	30	35

$2,000,000 1,900,000 1,800,000 1,700,000 1,600,000 1,500,000 1,400,000 1,300,000 1,200,000 1,100,000 1,000,000 900,000 800,000 700,000 600,000 500,000 400,000 300,000	$365,000 347,000 329,000 310,000 292,000 274,000 256,000 237,000 219,000 201,000 183,000 164,000 146,000 128,000 110,000 91,000 73,000 55,000	$510,000 485,000 459,000 434,000 408,000 383,000 357,000 332,000 306,000 281,000 255,000 230,000 204,000 179,000 153,000 128,000 102,000 77,000	$655,000 622,000 590,000 557,000 524,000 491,000 459,000 426,000 393,000 360,000 328,000 295,000 262,000 229,000 197,000 164,000 131,000 98,000	$800,000 760,000 720,000 680,000 640,000 600,000 560,000 520,000 480,000 440,000 400,000 360,000 320,000 280,000 240,000 200,000 160,000 120,000	$800,000 760,000 720,000 680,000 640,000 600,000 560,000 520,000 480,000 440,000 400,000 360,000 320,000 280,000 240,000 200,000 160,000 120,000

     The 2004 total compensation and estimated years of service at age 65 for the Executive Officers of the Corporation are as follows:

		Estimated
	2004	Years of
	Total	Service
	Compensation	AtAge 65
Richard L. Carrión	$1,781,000	41.5
David H. Chafey, Jr.	1,629,000	38.5
Jorge A. Junquera	1,217,000	42.3
Roberto R. Herencia	1,562,000	33.7
Amílcar L. Jordán	624,000	39.5
Tere Loubriel	666,000	39.8
Brunilda Santos de Álvarez	618,000	32.8
Félix M.Villamil	530,000	36.2

Savings and Stock Plan of Banco Popular de Puerto Rico

     The Bank has adopted a Savings & Stock Plan covering employees of the Bank in Puerto Rico. All regular monthly salaried employees of the Bank are eligible to participate in the Savings & Stock Plan following the completion of three months of service.

     The Bank may contribute a discretionary amount based on the profits of the Bank for the year, which is allocated to each officer or employee based on his or her basic salary for the year, as determined by the Board of Directors of the Bank. The Savings & Stock Plan allows employees to voluntarily elect to defer a predetermined percentage not to exceed 10% of their pre-tax total compensation. The Savings & Stock Plan also allows employees to voluntarily elect to contribute a predetermined percentage not to exceed 10% of their after-tax total cash compensation. Both contribution levels are subject to maximum contribution limits as determined by applicable laws. Employees will be fully vested after five years of service.

     The Bank will match 50% of the pre-tax amount contributed by the participant and invested in the Corporation’s Common Stock, up to a maximum participant contribution determined by the Board of Directors of the Bank each year. For the year 2004, the maximum participant’s contribution subject to employer match was 2% of participant’s annual base salary.

Retirement Plan of Banco Popular North America

     Banco Popular North America has a non-contributory, defined benefit retirement plan covering all regular monthly salaried employees hired before June 30, 2004. Pension costs are funded in accordance with minimum funding standards under ERISA.

     The basis for the retirement plan formula are years of service and average final compensation. Benefits are paid on the basis of a single life annuity and are not reduced (offset) for Social Security or other payments received by the participants.

     Normal retirement occurs when the participant reaches age 65 and has five years of credited service. Participants can enjoy actuarially adjusted early retirement benefits at age 55 with 10 years of service. This retirement plan is qualified under section 401(a) of the Internal Revenue Code.

Stock Plan of Banco Popular North America

     Banco Popular North America has adopted a defined contribution plan (“401(k) Plan”) covering all employees. All regular monthly salaried employees are eligible to participate in the 401(k) Plan following the completion of 30 days of service.

     The 401(k) Plan also allows employees to voluntarily elect to defer a predetermined percentage not to exceed 10% of their pre-tax base compensation up to a maximum amount as determined by the applicable tax laws. Banco Popular North America will match 50% (100% if the participant elects to invest his (her) contribution in the Corporation’s Common Stock) of the amount contributed by a participant up to a maximum of six percent (6%) of the participant’s annual base salary.

CHANGE OF CONTROL MANAGEMENT ARRANGEMENTS

     The 2004 Omnibus Plan provides that upon the occurrence of a change of control of the Corporation, each outstanding option and SAR shall become fully exercisable and all restrictions on outstanding restricted stock and restricted units shall lapse. In addition, any long-term performance unit awards and performance share awards outstanding will be paid in full at target. Such payments shall be made within 30 days of the change of control, and the participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, SAR, restricted stock and restricted stock unit in exchange for a cash payment per share based upon the change of control price. This change of control price is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). Notwithstanding the foregoing, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement shall occur with respect to any option, SAR, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

     For purposes of the 2004 Omnibus Plan, “change of control” shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 3(a)(9) of the Exchange Act and excluding the Corporation, its subsidiaries or any employee benefit plan sponsored or maintained by the Corporation or its subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the stockholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

POPULAR, INC. PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return during the measurement period with the cumulative total return, assuming reinvestment of dividends, of the Nasdaq Stock Market Index and the Nasdaq Bank Composite Index.

     The cumulative total stockholder return was obtained by dividing (i) the cumulative amount of dividends per share, assuming dividend reinvestment since the measurement point, December 31, 1999 plus (ii) the change in the per share price since the measurement date, by the share price at the measurement date.

Comparison of Five Year Cumulative Total Return
Total Return as of December 31
(December 31,1999=100)

COMPANY\INDEX

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04

POPULAR, INC.	100.00	94.18	104.09	120.98	160.53	206.39

NASDAQ BANKS COMPOSITE	100.00	114.23	123.68	126.65	162.92	186.45

NASDAQ STOCK MARKET	100.00	60.31	47.84	33.07	49.45	53.81

PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE 2006 ANNUAL
MEETING OF STOCKHOLDERS

     Stockholders’ proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Board’s Secretary, at its principal executive offices, 209 Muñoz Rivera Ave., San Juan, Puerto Rico, 00918, no later than November 16, 2005 for inclusion in the Corporation’s proxy statement and proxy card relating to the 2006 Annual Meeting of Stockholders.

     San Juan, Puerto Rico, March 16, 2005.

RICHARD L. CARRIÓN Chairman of the Board, President, and Chief Executive Officer	SAMUELT.CÉSPEDES Secretary

YOU MAY REQUEST A COPY, FREE OF CHARGE, OF THE CORPORATION’S REPORT ON FORM 10-K FOR THE YEAR 2004 AS FILED WITH THE SEC THROUGH OUR WEBSITE, www.popularinc.com OR BY CALLING (787) 765-9800 OR WRITING TO ILEANA GONZÁLEZ, SENIOR VICE PRESIDENT, POPULAR, INC., PO BOX 362708, SAN JUAN, PR 00936-2708.

ANNEX A

AUDIT COMMITTEE CHARTER

ARTICLE 1 — ORGANIZATION

     The Board of Directors (the “Board”) of Popular, Inc. (the “Corporation”) has established an Audit Committee to undertake the responsibilities and perform the tasks set forth in this Charter.

ARTICLE 2 — ORGANIZATION

     The Audit Committee shall be comprised of at least three directors, each of whom: (i) is “independent” under the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, and the rules of The NASDAQ Stock Market, Inc. (“NASDAQ”), (ii) does not accept any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Corporation or any subsidiary of the Corporation, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board shall also determine that each member of the Audit Committee is able to read and understand financial statements at the time of the member’s appointment to the Audit Committee and that at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

     The Board shall designate as president of the Audit Committee one of its members, who shall preside over the meetings of the Committee and shall inform the Board of the actions taken by the Committee. In the event of a vacancy or an absence in the Audit Committee, the Board may designate any member of the Board as substitute, provided such person complies with the requisites established herein.

ARTICLE 3 — ORGANIZATION

     The purpose of the Audit Committee is (a) to assist the Board in its oversight of:

1.	accounting and financial reporting principles and policies and internal audit controls and procedures of the Corporation and its subsidiaries which include Banco Popular North America, Banco Popular, National Association and Banco Popular de Puerto Rico;

2.	financial statements of the Corporation and its subsidiaries and the independent audit thereof;

3.	outside auditors’ qualifications, independence and performance; and

4.	compliance with legal and regulatory requirements of the Corporation and its subsidiaries in relation to the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and its subsidiaries;.

and (b) to prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Corporation’s annual report.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Corporation or any of its subsidiaries and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

     The function of the Audit Committee is to act in an oversight capacity. The management of the Corporation and its subsidiaries is responsible for the preparation, presentation and integrity of the financial statements of the Corporation and its subsidiaries, and for the effectiveness of internal control over financial reporting. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Management and the Internal Audit Division are responsible for examining and evaluating the adequacy and effectiveness of the systems of internal control of the Corporation and its subsidiaries to ensure (i) the reliability, integrity and reporting of information; (ii) compliance with the policies, plans and procedures of the Corporation and its subsidiaries, as well as laws and regulations; (iii) the safekeeping of assets; and (iv) the economical and efficient use of resources. The outside auditors are responsible for planning and carrying out a proper audit of the annual financial statements of the Corporation and its subsidiaries, reviewing the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004), and other procedures.

     The outside auditors shall annually submit to the Audit Committee a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the annual financial statements of the Corporation and its subsidiaries and the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q; or services that are normally provided by the outside auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit of the financial statements of the Corporation and its subsidiaries or review of the Corporation’s financial statements, in aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the outside auditors, in the aggregate and by each service.

ARTICLE 4 – DUTIES AND RESPONSIBILITIES

     To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	With respect to the outside auditors:

(i)	to annually appoint – or replace if necessary – compensate, retain and oversee the work of any outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest service for the Corporation or any of its subsidiaries, including sole authority to approve all audit fees and terms;

(ii)	to resolve disagreements between management and the outside auditors regarding financial reporting;

(iii)	to determine the fees to be paid to the outside auditors for audit and non-audit services;

(iv)	to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of that Statement) and to discuss with the outside auditors any relationships or services disclosed in that Statement that may affect the quality of audit services or the objectivity and independence of the outside auditors, and to recommend that the Board take appropriate action in response to that Statement to satisfy itself as to the outside auditors’ independence;

(v)	to pre-approve, or adopt procedures to pre-approve, all auditing and non-auditing services to be provided by the outside auditors and to consider whether the outside auditors’ provision of non-audit services to the Corporation and its subsidiaries is compatible with maintaining the independence of the outside auditors. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the outside auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting;

(vi)	to obtain from the outside auditors in connection with any audit a timely report relating to the annual audited financial statements of the Corporation and its subsidiaries describing (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management officials of the Corporation and its subsidiaries, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors and management; and (iii) any other material written communications between the outside auditors and the management of the Corporation and its subsidiaries, such as any “management” letter or schedule of unadjusted differences;

(vii)	to review and evaluate the qualifications, performance and independence of the lead partner of the outside auditors;

(viii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

(ix)	to take into account the opinions of management and the Internal Audit Division in assessing the outside auditors’ qualifications, performance and independence.

2.	With respect to the Internal Audit Division:

(i)	to review the appointment and replacement of the General Auditor;

(ii)	to review and ratify the annual evaluation and salary recommendation of the General Auditor as recommended by the Director of Risk Management; and

(iii)	to advise the General Auditor that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the Internal Audit Division and management’s responses thereto.

3.	With respect to accounting principles and policies, financial reporting and internal control over financial reporting:

(i)	to advise management, the Internal Audit Division and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the Internal Audit Division’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the outside auditor’s responsibility under generally accepted auditing standards;

•	any restrictions on audit scope;

•	significant accounting policies;

•	significant issues discussed by the outside auditors with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates and assumptions;

•	any accounting adjustments arising from the audit including those that were noted or proposed by the outside auditor but were “passed” (as immaterial or otherwise);

•	the responsibility of the outside auditor for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the outside auditor;

•	difficulties encountered with management in performing the audit;

•	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information, including the quarterly financial statements, conducted by the outside auditor;

(iii)	to establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Corporation or any of its subsidiaries regarding accounting, internal accounting controls, or auditing matters; and

•	the confidential, anonymous submission by employees of the Corporation or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.

(iv)	to meet with Management, the General Auditor and the outside auditors:

•	to discuss the scope of the annual audit;

•	to discuss the audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, report or communication referred to in this Charter, whether raised by management, the Internal Audit Division or the outside auditors, relating to the financial statements of the Corporation and its subsidiaries

•	to review the form of opinion the outside auditors propose to render to the Board and shareholders;

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation or its subsidiaries;

•	to inquire whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation or its subsidiaries as of and for the periods presented;

•	discuss significant changes to auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the Internal Audit Division or management; and

•	inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

(v)	to inquire of the Corporation’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Corporation and its subsidiaries to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls; (vi) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	approve all related party transactions;

(viii)	to discuss with the Corporation’s General Counsel any significant legal matters that may have a material effect on the financial statements and the compliance policies of the Corporation and its subsidiaries, including material notices to or inquiries received from governmental agencies; and

(ix)	to review and discuss any reports concerning material violations submitted to it by attorneys of the Corporation and its subsidiaries or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise.

4.	With respect to reporting and recommendations:

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the Board; and

(iii)	to report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

ARTICLE 5 — RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

     The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain independent counsel and other experts or consultants, without seeking approval of the Board or management, and to determine the compensation to be paid by the Corporation and its subsidiaries to such auditors, counsel, experts or consultants.

     The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the outside auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and its subsidiaries;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ARTICLE 6 – TERM IN OFFICE

     The members of the Audit Committee shall be appointed by the Board based on nominations recommended by the Corporation’s Corporate Governance and Nominating Committee, and shall hold office from the time of designation until the next annual meeting of stockholders of the Corporation. The Board may, however, extend such period for one or all designated members.

ARTICLE 7 – MEETINGS

     The Committee will meet at least one (1) time every three (3) months, or more frequently if circumstances dictate, to discuss any or all the matters set forth in Article 4, or any other topics deemed necessary or appropriate. In addition to such meetings, the Audit Committee should meet separately at least annually with management, the General Auditor, and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately, including the annual audited financial statements. The Audit Committee may request any officer or employee of the Corporation or its subsidiaries or the Corporation’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE 8 – SECRETARY

     The Committee will designate a Secretary among its members. The Secretary may delegate his (her) functions to any officer of the Corporation designated by the Secretary. The Secretary, or the person so designated, will notify the members of the Committee of the place, date, and time of the meetings of the Committee on a timely basis, as well as prepare and submit the agenda, reports and documents required for each meeting of the Committee.

ARTICLE 9 – MINUTES OF THE MEETINGS

     The Secretary or his (her) designee will prepare accurate minutes of each meeting of the Committee, indicating which members of the Committee were present, and summarizing the decisions, recommendations and agreements reached. The President of the Committee will submit the minutes and the attachments considered necessary to the Board at their next meeting for their review and ratification.

ARTICLE 10 - QUORUM AND COMMITTEE DECISIONS

     A quorum shall consist of the majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the majority of the members present at the meeting in which the decision is considered. In the event of a tie, the decision will be submitted to the Board in their next meeting and no action will be taken until the Board makes a decision.

ARTICLE 11 – AMENDMENTS

     This Charter can be amended by means of an express resolution of the Board.

ARTICLE 12 – EFFECTIVE DATE

     This Charter will be effective immediately after its approval by the Board. The Secretary of the Board will certify it with his (her) signature and the Corporate seal, indicating the date it was approved.

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735-9544	Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2005 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Please mark, sign, date and return this card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN AS YOUR NAME APPEARS ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. (Vea al dorso texto en español)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	POPUE1

PROXY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Wednesday, April 27, 2005

To the Stockholders of Popular, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Popular, Inc. (the “Meeting”) for the year 2005 will be held at 9:00 a.m. local time on Wednesday, April 27, 2005, on the third floor of the Centro Europa Building, in San Juan, Puerto Rico, to consider and act upon the following matters:
	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
(1) To elect three (3) directors of Popular, Inc. (the “Corporation”) for a three-year term:	All	All	Except	and write the nominee’s number on the line below.
1) Maria Luisa Ferré 2) Frederic V. Salemo 3) William J. Teuber Jr.	☐	☐	☐

		For	Against	Abstain
(2)	To ratify the selection of the Corporation’s Independent Registered Public Accounting Firm for 2005.
		☐	☐	☐

Stockholders of record at the close of business on March 8, 2005, are entitled to notice of and to vote at the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 ABOVE.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Richard L. Carrión, Jorge A. Junquera and David H. Chafey Jr. or any one or more of them as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated above all the shares of common stock of Popular, Inc. held of record by the undersigned on March 8, 2005, at the Annual Meeting of Stockholders to be held at the Centro Europa Building, 1492 Ponce de León Avenue, Third Floor, San Juan, Puerto Rico, on April 27, 2005, at 9:00 a.m. local time or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the Meeting or any adjournments thereof.

		Yes	No
Please indicate if you wish to view Meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.		☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date